UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 5, 2014

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission File Number)	(IRS Employer Identification No.)

1221 E. Houston St., Broken Arrow, Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On March 5, 2014, director and chairman of the board, Kenneth A. Chymiak, notified ADDvantage Technologies Group, Inc. (the “Company”) of his decision to resign as a member of the Board of Directors effective as of the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2014.  Mr. Chymiak’s decision to resign is not because of any disagreement with the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

a)	The annual meeting of shareholders of ADDvantage Technologies Group, Inc. (the “Company”) was held in Broken Arrow, Oklahoma at the corporate offices of the Company on March 5, 2014.

b)	At the meeting, the following directors were elected for one year terms (with the votes as indicated):

Director Name	For	Withheld	Broker Non-vote
Kenneth A. Chymiak	5,742,076	421,000	2,830,886
David E. Chymiak	5,740,076	423,000	2,830,886
David L. Humphrey	5,744,736	418,340	2,830,886
Thomas J. Franz	6,133,923	29,153	2,830,886
Paul F. Largess	6,141,420	21,656	2,830,886
James C. McGill	6,139,625	23,451	2,830,886

The shareholders also ratified the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year with 8,908,974 votes for, 75,169 votes against, and 9,819 votes abstaining.

The shareholders approved the advisory resolution related to the Company’s named executive officer compensation with 6,092,569 votes for, 60,137 votes against, 10,370 votes abstaining, and 2,830,886 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.
(Registrant)

Date: March 7, 2014

/s/ Scott Francis
Scott Francis
Vice-President & Chief Financial Officer